EXHIBIT 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in Form SB-2 Registration Statement (File No. 333-______) under the Securities Act of 1933 of American Ammunition, Inc. (a California corporation) of our independent auditor's report dated February 23, 2004 relating to the consolidated balance sheets of American Ammunition, Inc. and Subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations and comprehensive loss and cash flows for each of the years ended December 31, 2003 and 2002, respectively, accompanying the financial statements contained in such Form SB-2 Registration Statement Under the Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".



                                                         /s/ S. W. Hatfield, CPA
                                                        ------------------------
                                                             S. W. HATFIELD, CPA


Dallas, Texas
January 11, 2005